                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.    )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commissioner Only (as permitted by Rule
    14a-6(e)(2)
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             ZOLTEK COMPANIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                THE BOARD OF DIRECTORS OF ZOLTEK COMPANIES, INC.
--------------------------------------------------------------------------------
        (Name of Person Filing Proxy Statement if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies: N/A
    (2) Aggregate number of securities to which transaction applies:  N/A
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
    (4) Proposed maximum aggregate value of transaction:  N/A
    (5) Total Fee paid:  N/A

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:  N/A
    (2) Form, Schedule or Registration Statement No.:  N/A
    (3) Filing Party:  N/A
    (4) Date Filed:  N/A

                                January 9, 1997



DEAR FELLOW SHAREHOLDERS:

            Our Annual Meeting of Shareholders will be held at the St. Louis Marriott West Hotel, located at 660 Maryville Centre Drive, St. Louis, Missouri, at 10:00 A.M., local time, on Friday, February 7, 1997. The Notice of Annual Meeting of Shareholders, Proxy Statement and Proxy Card which accompany this letter outline fully matters on which action is expected to be taken at the Annual Meeting.

            We cordially invite you to attend the Annual Meeting. Please RSVP to 314-291-5110 if you plan to attend the meeting. Even if you plan to be present at the meeting, you are requested to date, sign and return the enclosed Proxy Card in the envelope provided so that your shares will be represented. The mailing of an executed Proxy Card will not affect your right to vote in person should you later decide to attend the Annual Meeting.

                                          Sincerely,



                                          ZSOLT RUMY
                                          Chairman of the Board, President
                                            and Chief Executive Officer

                             ZOLTEK COMPANIES, INC.
                               3101 MCKELVEY ROAD
                           ST. LOUIS, MISSOURI 63044


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 7, 1997


Dear Shareholder:

            The Annual Meeting of Shareholders of Zoltek Companies, Inc. (the "Company") will be held at the St. Louis Marriott West Hotel, located at 660 Maryville Centre Drive, St. Louis, Missouri, on Friday, February 7, 1997, at 10:00 A.M., local time, for the following purposes:

            1. To elect two Class I directors to hold office for a term of three years.

            2. To consider and vote upon an amendment of Article IV of the Restated Articles of Incorporation of the Company to increase the authorized number of shares of Common Stock, $.01 par value per share, from 20,000,000 to 50,000,000 shares.

            3. To consider and vote upon certain amendments to the Company's 1992 Long Term Incentive Plan.

            4. To transact any and all other business that may properly come before the meeting or any adjournment thereof.

            These items are more fully described in the following Proxy Statement, which is hereby made a part of this Notice. Only shareholders of record of the Company at the close of business on December 30, 1996 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.


                                    By order of the Board of Directors,

                                    DANIEL D. GREENWELL
                                    Chief Financial Officer and
                                      Secretary


January 9, 1997

                             ZOLTEK COMPANIES, INC.
                               3101 MCKELVEY ROAD
                           ST. LOUIS, MISSOURI 63044


                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 7, 1997

                               -----------------

                              GENERAL INFORMATION

            This Proxy Statement is furnished to the shareholders of ZOLTEK COMPANIES, INC. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held at the St. Louis Marriott West Hotel, St. Louis, Missouri, at 10:00 A.M., local time, on Friday, February 7, 1997, and at all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the preceding Notice of Annual Meeting of Shareholders.

            This Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy Card were first mailed to the shareholders of the Company on or about January 9, 1997.

            The proxy reflected on the accompanying Proxy Card is being solicited by the Board of Directors of the Company. A proxy may be revoked at any time before it is voted by filing a written notice of revocation or a later-dated Proxy Card with the Secretary of the Company at the principal offices of the Company or by attending the Annual Meeting and voting the shares in person. Attendance alone at the Annual Meeting will not of itself revoke a proxy. Proxy Cards that are properly executed, timely received and not revoked will be voted in the manner indicated thereon at the Annual Meeting and any adjournment thereof.

            The Company will bear the entire expense of soliciting proxies. Proxies will be solicited by mail initially. The directors, executive officers and employees of the Company also may solicit proxies personally or by telephone or other means but such persons will not be specially compensated for such services. Certain holders of record, such as brokers, custodians and nominees, are being requested to distribute proxy materials to beneficial owners and will be reimbursed by the Company for their reasonable expenses incurred in sending proxy materials to beneficial owners.

            Only shareholders of record at the close of business on December 30, 1996 are entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 16,210,338 shares of the Company's Common Stock, $.01 par value ("Common Stock"), issued and outstanding.

            Each outstanding share of the Company's Common Stock is entitled to one vote on each matter to be acted upon at the Annual Meeting. A quorum is required for votes taken at the Annual Meeting to be deemed valid. A quorum shall be attained if holders of a majority of the Common Stock issued and outstanding are present at the Annual Meeting in person or by proxy.
After a quorum has been established, the vote of the holders of a majority of the Common Stock present in person or by proxy shall be required for the election of any director and, except as required by the Company's Restated Articles of Incorporation or applicable law, any other matter submitted for a vote of the shareholders at the Annual Meeting requires the vote of the holders of a majority of the Common Stock outstanding. The affirmative vote of holders of a majority of the shares of Common Stock outstanding shall be required for approval of the proposed amendment to the Company's Restated Articles of Incorporation. See "Item 2. Proposal to Amend the Restated Articles of Incorporation to Increase the Authorized Number of Shares of Common Stock." The affirmative vote of the holders of a majority of the Common Stock present at the Annual Meeting in person or by proxy shall be required for the approval of the proposed amendment to the Company's 1992 Long Term Incentive Plan. See "Item 3.
 Proposal to Amend the Zoltek Companies, Inc. 1992 Long Term Incentive Plan."



            Shares subject to abstentions will be treated as shares that are present at the Annual Meeting for purposes of determining the presence of a quorum but as unvoted for purposes of determining the base number of shares voting on a particular proposal. Accordingly, abstentions will have the same effect as a vote withheld on the election of directions or a vote against on other matters submitted to the shareholders for a vote (including the proposal to amend the Company's Restated Articles of Incorporation and the proposal to amend the Company's 1992 Long Term Incentive Plan), as the case may be. If a broker or other nominee holder indicates on the Proxy Card that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be considered as voted for purposes of determining the approval of the shareholders on a particular proposal.


               VOTING SECURITIES AND PRINCIPAL HOLDER THEREOF

            The following table includes information as to the only person who was known to management of the Company to beneficially own five percent or more of the Company's outstanding Common Stock as of December 30, 1996:

                                           Number of Shares      Percent of Outstanding
Name and Address of Beneficial Owner      Beneficially Owned        Common Stock<F1>
------------------------------------      ------------------        ----------------
Zsolt Rumy                                     5,600,000                 34.54%
3101 McKelvey Road
St. Louis, Missouri 63044

----------------

<F1> The percentage calculation is based upon 16,210,338 shares of the
     Company's Common Stock that were issued and outstanding as of December 30, 1996.

                         ITEM 1.  ELECTION OF DIRECTORS

            Two individuals will be elected at the Annual Meeting to serve as Class I directors of the Company for a term of three years. The two nominees receiving the vote of holders of a majority of the shares entitled to vote and represented in person or by proxy at the Annual Meeting will be elected. Shareholders do not have the right to cumulate votes in the election of directors.

            The persons named as proxies on the accompanying Proxy Card intend to vote all duly executed proxies received by the Board of Directors for the election of John L. Kardos and Linn Bealke as Class I directors, except as otherwise directed by the shareholder on the Proxy Card. Messrs. Kardos and Bealke are currently directors of the Company. If for any reason Mr. Kardos or Mr. Bealke becomes unavailable for election, which is not now anticipated, the persons named in the accompanying Proxy

Card will vote for such substitute nominee as is designated by the Board of Directors. The Board of Directors recommends a vote "FOR" the election of John
L. Kardos and Linn Bealke as Class I directors.

            The name, age, principal occupation or position and other directorships with respect to Messrs. Kardos and Bealke and the other directors whose terms of office will continue after the Annual Meeting is set forth below.

       CLASS I - TO BE ELECTED FOR A TERM OF THREE YEARS EXPIRING IN 2000

            John L. Kardos, age 57, has served as a Director of the Company since August 1992. For more than the past five years he has been Professor of Chemical Engineering of Washington University, St. Louis, Missouri, where he has been Chairman of the Department of Chemical Engineering since July 1991. From June 1971 to July 1991, he was Chairman of the Graduate Program in Materials Science and Engineering and Director of the Materials Research Laboratory of Washington University.

            Linn Bealke, age 52, has served as a Director of the Company since August 1992. For more than the past five years he has been President and Director of Mississippi Valley Bancshares, Inc. (a bank holding company) and Vice Chairman of Southwest Bank of St. Louis (a commercial bank).

                  CLASS II - TO CONTINUE IN OFFICE UNTIL 1998

            James W. Betts, age 59, has served as a Director of the Company since August 1992. For more than the past five years, he has been Vice President Raw Materials of Great Lakes Carbon Corp. (a producer of carbon products).

            James Dorr, age 61, has served as a Director of the Company since August 1992. Since June 1995, he has been engaged in business as a consultant. For more than five years prior to June 1995 when he retired, he served as Director-Advanced Materials and Structures of McDonnell Douglas Corporation (an aircraft manufacturer).

                  CLASS III - TO CONTINUE IN OFFICE UNTIL 1999

            Zsolt Rumy, age 54, is the founder of the Company and has served as its Chairman, President and Chief Executive Officer and as a Director since 1975. Prior to founding the Company, Mr. Rumy served as Industrial Marketing Manager and Process Engineer for Monsanto Company, Accounts Manager for General Electric Company and Technical Sales Representative for W.R. Grace Company. Since May 1996, Mr. Rumy has served as a director of Southwest Bank of St. Louis, with which the Company maintains its primary banking relationships.

            Charles A. Dill, age 56, has served as a Director of the Company since August 1992. Since October 1995, he has been a managing partner of Gateway Venture Partners, a venture capital firm. He served as President of Bridge Information Systems, Inc. (a provider of databases and systems to institutional investors) from 1991 to October 1992 and as Chief Executive Officer from October 1992 to April 1995. From February 1988 to September 1990, he was President and a Director of AVX Corporation (a ceramic electronic devices manufacturer). From May 1982 to February 1988, he was Senior Vice President and a member of the Office of the Chief Executive and an Advisory Director of Emerson Electric Company (a diversified manufacturer of electrical and other products), where he was the corporate officer responsible for that corporation's power transmission, electrical and electronic divisions. Mr. Dill serves as a director of Stifel Financial Corp., the parent of Stifel, Nicolaus & Company, Incorporated (a securities brokerage, investment management and investment banking firm).

                       BOARD OF DIRECTORS AND COMMITTEES

            During fiscal 1996, the Board of Directors of the Company met four times and acted two times by unanimous written consent. Each of the directors and nominees attended not less than 75% of the meetings of the Board of Directors and committees of which such director or nominee was a member during fiscal 1996.

            The Board of Directors has a standing Audit Committee and Compensation Committee.

            The members of the Audit Committee are Messrs. Bealke and Dorr. The Audit Committee reviews the scope of the Company's engagement of its independent public accountant and their reports. The Audit Committee also meets with the financial staff of the Company to review accounting procedures and reports. The Audit Committee met two times in fiscal 1996.

            The Compensation Committee is composed of Messrs. Betts and Dill. The Compensation Committee is authorized to review and make recommendations to the Board of Directors regarding the salaries and bonuses to be paid executive officers and to administer the Company's Long Term Incentive Plan. The Compensation Committee met two times during fiscal 1996.


                                DIRECTORS' FEES

            Directors who are not also employees of the Company are paid $750 per board meeting attended. In addition, each of the directors who is not also an employee of the Company (an "Eligible Director") participates in the Zoltek Directors Stock Option Plan (the "Directors Plan"). The Directors Plan provides for the granting of non-qualified stock options to Eligible Directors. Under the Directors Plan, each person who is an Eligible Director on the first business day after the date of the Company's annual meeting of shareholders is granted options to acquire 7,500 shares of Common Stock, provided, however, that no grant shall be made to any Eligible Director who is first elected a director of the Company at the annual meeting of shareholders immediately preceding the date of such grant. The Directors Plan otherwise does not establish a limit on the aggregate number of options that may be granted thereunder. Options granted pursuant to the Directors Plan entitle the director to purchase the Company's Common Stock at a price equal to the Fair Market Value (as defined in the Directors Plan) on the date of grant. The option by its terms is not transferable by the director except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. The option is exercisable during the director's lifetime solely by the director. Each option is immediately exercisable as to any or all shares and may be exercised at any time or from time to time. Options that are outstanding and unexercised at the time the holder ceases to be a director of the Company for any reason terminate on the first to occur of the expiration date of the option or the expiration of 24 months after the date the holder ceases to be a director. Unless exercised or terminated sooner, each option expires on the tenth anniversary of the date of grant.


                      SECURITY OWNERSHIP BY MANAGEMENT

            The following table indicates, as of December 30, 1996, the beneficial ownership of the Company's Common Stock by each person who is a director or nominee for director and the executive officer named in the Summary Compensation Table, individually, and all directors and executive officers as a group:

                                                                   Number of Shares
Name of Beneficial Owner                                          Beneficially Owned  Percent of Class<F1>
------------------------                                          ------------------  --------------------
Zsolt Rumy<F2>                                                       5,600,000             34.54%
Linn Bealke                                                              7,500<F3>              <F*>
James W. Betts                                                          39,000<F4>              <F*>
Charles A. Dill                                                         21,400<F4>              <F*>
James Dorr                                                              21,000<F5>              <F*>
John L. Kardos                                                          21,000<F4>              <F*>
All directors and executive officers as a group (9 persons)          5,710,200<F6>         35.04%

------------------

<F*>  Less than one percent

<F1>  Based upon 16,210,338 shares of the Company's Common Stock issued and outstanding as of December 30, 1996 and, for each director or executive officer or the group, the number of shares subject to options that may be acquired upon exercise thereof by such director or executive officer or the group within 60 days of December 30, 1996.

<F2>  Mr. Rumy's address is 3101 McKelvey Road, St. Louis, Missouri  63044.

<F3>  Includes 7,500 shares subject to presently exercisable stock options.

<F4>  Includes 21,000 shares subject to presently exercisable options.

<F5>  Includes 15,000 shares subject to presently exercisable stock options.

<F6>  Includes 85,500 shares subject to presently exercisable stock options.

                   COMPENSATION OF EXECUTIVE OFFICERS

            The following table sets forth the compensation of the executive officer of the Company whose annual salary exceeded $100,000 for fiscal 1996.

                                   SUMMARY COMPENSATION TABLE
                                                                 Annual
                                                              Compensation
                                                              ------------
                                                                                      All Other
      Name and Principal Position           Year         Salary($)      Bonus($)   Compensation<F1>
      ---------------------------           ----         ---------      --------   ----------------
      Zsolt Rumy                            1996         $150,000        $100,000       $11,565
       Chairman of the Board, President     1995          150,000                         2,194
       and Chief Executive Officer          1994          150,000
-------------------

<F1> Total includes amounts allocated to Mr. Rumy's account pursuant to the
     Company's defined contribution profit sharing plan.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL
YEAR-END OPTION/SAR VALUES

     The following table sets forth information concerning the number of exercisable and unexercisable stock options at September 30, 1996, as well as the value of such stock options having an exercise price lower than the last reported trading price on September 30, 1996 ("in-the-money" options) held by the executive officer named in the Summary Compensation Table. No stock options were exercised by such individuals during the 1996 fiscal year.

                                        Number of
                                       Securities                      Value of
                                       Underlying                     Unexercised
                                       Unexercised                   In-The-Money
                                       Options at                  Options at Fiscal
                                    Fiscal Year-End (#)              Year-End($)<F1>
                                      Exercisable/                    Exercisable/
Name                                  Unexercisable                  Unexercisable
-------------------------------------------------------------------------------------
Zsolt Rumy                              0/150,000                     $0/$4,762,500
--------------

<F1> Based on a price per share of $38.00, being the last reported trading price before the fiscal year end.

                    REPORT OF THE COMPENSATION COMMITTEE
                      REGARDING EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered under the direction of the Compensation Committee of the Board of Directors. The Committee's compensation policies are based upon the principle that the financial rewards of the Company's executives should be aligned with the financial interests of its shareholders. In this manner, the Company seeks to meet its ultimate responsibility to its shareholders by striving to create superior long-term return on their investment through earnings growth and prudent management of the Company's business.

     In determining the appropriate level of executive compensation in fiscal 1996, the Committee considered management's continuing success in achieving numerous quantitative and qualitative accomplishments since the Company's initial public offering in fiscal 1992. The Committee did not assign specific weights to individual factors, but rather considered all such factors as a whole.

     In fiscal 1996, the Company reported record financial performance and continued its trend of substantial growth in sales, net income and earnings per share. Compared to fiscal 1995, net sales increased 443%, net income increased 206% and net income per share from continuing operations increased
183%.   Shareholder wealth also increased, as the market price of the
Company's Common Stock grew from $8.25 at September 30, 1995 to $38.00 at September 30, 1996 (adjusted for the two-for-one stock split effective in June 1996).

     In determining its policy, the Committee also considered significant strategic accomplishments of management in fiscal 1996. During the year, the Company completed the acquisition of Magyar Viscosa, Rt. ("Viscosa") which affords the Company access to the technology underlying the primary raw material utilized in the production of carbon fibers, as well as the potential ultimately to diversify the Company's source of supply. Not only did management complete the acquisition, it has been able to operate Viscosa on a profitable basis, despite the transition from government to private ownership. In addition, management has developed and begun to execute plans for greatly accelerated growth in the Company's carbon fibers manufacturing capacity. Moreover, the financings completed during the year position the Company to achieve its long-term goal of becoming the world's leading producer of low cost carbon fiber.

     The Company's executive compensation policy in fiscal 1996 consisted of base salary, incentive compensation, non-cash benefits and stock options. Mr. Rumy's base salary was $150,000 in fiscal 1996, the same as that paid to him in the prior year. Mr. Rumy's base salary was set at such level at his suggestion in order to minimize the Company's administrative overhead, despite the Committee's view that such amount is below the level which the Company could expect to pay for an executive of Mr. Rumy's background and responsibilities.

     The Company's incentive compensation program consists of long-term and short-term components. The long-term component is in the form of stock option grants which, for the Company's executives, include vesting provisions intended to reward these individuals based upon the Company's success in accomplishing its strategic plans to become the world's leading carbon fiber producer by the year 2000. Based upon his ownership of the Company's Common Stock and prior year stock option grants, Mr. Rumy was not granted any stock options in fiscal 1996.

     The Company's short-term incentive compensation program consists of cash bonuses paid based upon the Company's actual results compared to targeted amounts using an Economic Value Added, or EVA(R)<F*>, formula. For 1996, the amount of short-term compensation varied from 30% (lower level managers) to 60% (chief executive officer) of total compensation, based upon position.
The Company substantially exceeded its targeted EVA of $1.75 million in fiscal 1996. However, at Mr. Rumy's request, his bonus was set at 40% of total compensation.

     Although the foregoing describes the Committee's current compensation policies applicable to the Company's executive officers, the Committee reserves the right to amend these policies at such times in the future and in such manner as the Committee deems necessary or advisable.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits federal income tax deductions for compensation paid after 1993 to the chief executive officer and the four other most highly compensated officers of the Company to $1 million per year, but contains an exception for performance-based compensation that satisfies certain
conditions.   In the  absence of final regulations under Section 162(m), the
Committee has not adopted a policy regarding Section 162(m) and intends to study the implications of Section 162(m) on its compensation programs. In making compensation decisions, the Committee will consider the net cost of compensation to the Company and whether it is practicable and consistent with other compensation objectives to qualify the Company's incentive compensation under the applicable exemption of Section 162(m). The Committee anticipates that deductibility of compensation payments will be one among a number of factors used by the Committee in ascertaining appropriate levels or modes of compensation, and the Committee will make its compensation decisions based upon an overall determination of what it believes to be in the best interests of the Company and its shareholders.

[FN]
-------
<F*> EVA(R) is a trademark of Stern Stewart & Co.

       Submitted by the Compensation Committee of the Board of Directors

                 Charles A. Dill          James W. Betts


      ITEM 2. PROPOSAL TO AMEND THE RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

     The Board of Directors recently approved a proposal to amend Article IV of the Company's Restated Articles of Incorporation (the "Restated Articles") to increase the number of shares of Common Stock, $.01 par value, authorized thereunder from 20,000,000 to 50,000,000, and has directed that the proposal be submitted to the vote of the shareholders at the Annual Meeting. The Company also has a class of Preferred Stock, $.01 par value, authorized pursuant to Article IV of its Restated Articles. No change to the number of shares of Preferred Stock presently authorized is being made pursuant to this proposed amendment.

     On December 30, 1996, the record date for the Annual Meeting, 16,210,338 shares of the Company's Common Stock were issued and outstanding. In addition, approximately 690,500 shares of Common Stock will be required to satisfy the Company's potential obligations under its stock-based benefit plans. Accordingly, at such date the Company had approximately 3,099,162 authorized shares of its Common Stock that were not issued, reserved or designated for issuance as described above. Authorized shares of Common Stock were issued pursuant to the two-for-one stock split (payable in the form of a stock dividend) effective June 17, 1996 and a public offering of Common Stock in September 1996.

     The Board of Directors of the Company believes that it is in the best interests of the Company and its shareholders to increase the number of authorized but unissued shares of its Common Stock. The increase will provide a reserve of shares available for issuance upon authorization of the Board for any corporate purpose (including, without limitation, stock dividends and/or stock splits, financing transactions, acquisitions and employee benefit plans) without the necessity of soliciting further shareholder approval, subject to applicable shareholder vote requirements of the Nasdaq Stock Market.

     The Company currently has no understandings, arrangements or agreements that would require the issuance of additional shares of Common Stock. The authorized shares may, however, be issued from time to time in connection with future acquisitions, capital raising, stock-based employee benefit plans and other requirements of the Company. The additional shares of Common Stock for which authorization is sought herein would be identical to the shares of Common Stock now authorized under the Restated Articles. The amendment to increase the number of authorized shares will not affect the legal rights of the holders of the existing shares of Common Stock.

     Adoption of the proposed amendment could render more difficult any attempted takeover of the Company that is opposed by the Company's Board of Directors. The Board of Directors may issue, without further action or approval of the shareholders, additional shares of Common Stock to the public, thereby increasing the number of shares that would have to be acquired to effect a change of control of the Company.

     The Restated Articles also provide for the issuance of up to 1,000,000 shares of Preferred Stock, none of which have been issued to date. The Board of Directors is authorized, without further shareholder action or approval, to set such rights and conditions of the Preferred Stock as it deems appropriate, including dividend rates, redemption features, liquidation rights, conversion rights, voting rights and such other preferences, qualifications, limitations, restrictions and special rights. The issuance of Preferred Stock with certain terms and conditions under certain circumstances may render a change of control of the Company more difficult.

     The complete text of Article IV of the Restated Articles as proposed to be amended is set forth in Appendix A to this Proxy Statement.

     Adoption of the proposed amendment to Article IV of the Restated
Articles will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company. The Board of Directors recommends a vote "FOR" the proposed amendment to Article IV of the Restated Articles.


            ITEM 3. PROPOSAL TO AMEND THE ZOLTEK COMPANIES, INC.
                     1992 LONG TERM INCENTIVE PLAN

     The Board of Directors of the Company has adopted proposed amendments to the Zoltek Companies, Inc. 1992 Long Term Incentive Plan (the "Plan") and has directed such amendments be submitted to the shareholders for approval at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required for approval of the proposed amendment. If the proposed amendment is not approved, the amendment will not be implemented and the existing Plan will continue in effect. A copy of the Plan as proposed to be amended is attached as Appendix B to this Proxy Statement and the following description of the Plan and the proposed amendments to the Plan are qualified by reference to Appendix B. Capitalized terms used in this discussion and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

DESCRIPTION OF THE PROPOSED AMENDMENTS

     The proposed amendments to the Plan (the "Amendments") approved by the Board of Directors (i) increase the total number of shares authorized for issuance under the Plan from 900,000 to 1,500,000, (ii) accelerate the exercise or vesting of Awards granted under the Plan in the event of a Change of Control, (iii) permit the transfer of nonqualified stock options granted under the Plan to certain family members of the recipient, (iv) limit the number of shares of the Stock which may be subject to an Awards granted to a Participant in one year, and (v) make certain conforming changes to the Plan in accordance with recent amendments to Rule 16b-3 under the Securities Act of 1934, as amended ("Rule 16b-3"). The material changes which the Amendment would make to the Plan are summarized below.

     Increase in Shares Available For Grant. A maximum of 900,000 shares of Common Stock are presently authorized for issuance (from treasury stock or authorized but unissued shares) under the Plan. As of December 30, 1996, 690,500 shares were subject to outstanding Awards under the Plan and 209,500 shares were available for future Awards. The Amendment would increase the total number of shares of Common Stock authorized for issuance (from treasury stock or authorized but unissued shares) from 900,000 to 1,500,000 shares.

     Change of Control Provisions. The Amendment would include in the Plan provisions that provide that in the event of a Change of Control (as defined in the Plan) of the Company, subject to the terms of any applicable agreement with the Participant, the following shall occur (i) outstanding stock options become immediately exercisable and remain immediately and fully exercisable until such option would otherwise expire by reason of lapse of time, (ii) any outstanding and unexercised SAR shall become immediately exercisable, (iii) unvested Restricted Stock shall become immediately vested, and (iv) outstanding Performance Awards shall become immediately fully earned and payable in lump sum. The Plan as in effect prior to the Amendments does not contain any provisions relating to a Change of Control.

     Transfers of Nonqualified Options. Under the Plan as in effect prior to the Amendments, Awards granted under the Plan are not transferable otherwise than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order and are exercisable during the Participant's lifetime only by a Participant. The Amendment provides that if certain conditions are met nonqualified stock options may be transferred by a Participant to a "Permitted Transferee." A "Permitted Transferee" is defined under the Amendment as either (i) the spouse, children or grandchildren of a Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners.

     Limits on Awards to Participants. The Plan as in effect prior to the Amendments does not contain any limits on the maximum or minimum number of shares for which an Award may be granted, except that the aggregate fair market value of the Common Stock subject to incentive stock options that are exercisable for the first time in any calendar year may not exceed $100,000. Under the Amendment, to maintain the deductibility of compensation paid pursuant to the Plan under Section 162(m) of the Code no Participant will be entitled to receive a grant of Awards with respect to more than 300,000 shares of Common Stock in any year.

     Changes Relating to Rule 16b-3. In May 1996, the Securities and Exchange Commission announced a number of major revisions to the provisions of Rule 16b-3, including provisions relating to the composition of committees of the board of directors which administer benefit plans and provisions relating exercisability of grants of awards. To conform with such changes, the Amendment provides that the Committee may be made up of members of the Compensation Committee of the Board of Directors of the Company which are both (i) qualified to administer the Plan under Rule 16b-3 and (ii) an "outside director" as contemplated by Section 162(m) of the Code. In addition, the Amendment eliminates certain restrictions under the Plan which required that Awards granted under the Plan be held for six months prior to exercise or sale.

     The Board of Directors believes that the Amendment is appropriate and will enhance the purposes of the Plan by enhancing the ability of the Company to continue to provide incentives to its key employees induce qualified individuals to serve as, or remain, employees of the Company and to promote the best interests of the Company.

DESCRIPTION OF THE PLAN

     The following is a brief description of the material features of the Plan as in effect prior to the Amendment and is qualified in its entirety by the complete text of the Plan attached hereto as Appendix B.

     The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"), consisting of two or more directors of the Company. The Committee, by majority action thereof, is authorized in its sole discretion to determine the individuals to whom the benefits will be granted, the type and amount of such benefits and the terms of the benefit grants, as well as to interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan to the extent not contrary to the express provisions of the Plan.

            Under the terms of the Plan, key employees of the Company and its subsidiaries as determined in the sole discretion of the Committee are eligible to receive (a) stock options ("Stock Options") exercisable into shares of the Company's Common Stock which may or may not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended, (b) stock appreciation rights, (c) restricted shares of the Company's Common Stock ("Restricted Stock"), and (d) performance awards ("Performance Awards").

            Stock Options. Stock Options granted under the Plan entitle the holder thereof to purchase the Company's Common Stock at a purchase price established therefor by the Committee, which price shall not be less than the Fair Market Value (as defined in the Plan) of the Company's Common Stock on the date of grant for incentive stock options and not less than 85% of Fair Market Value on the date of grant for options which are not incentive stock options ("non-qualified stock options"). The Committee shall determine the term of such Stock Options and the times at, and conditions under which, such Stock Options will become exercisable. Stock Options are not exercisable earlier than six months from the date of grant (except in the case of death or disability of the employee holding the same), nor later than ten years from the date of the grant. For any employee, the aggregate fair market value of the Company's Common Stock subject to qualifying incentive stock options that are exercisable for the first time in any calendar year may not exceed $100,000.

            Stock Appreciation Rights. The Committee may grant stock appreciation rights (a "SAR") giving the holder thereof a right to receive, at the time of surrender, Common Stock of the Company equal in value to the difference between the Fair Market Value of such stock at the date of surrender of the SAR and the "Base Price" established by the Committee therefor at the time of grant, subject to any limitation imposed by the Committee on appreciation. The "Base Price" shall not be less than the Fair Market Value of the Company's Common Stock on the date of the grant of the SAR. In the Committee's discretion, the value of a SAR may be paid in cash or Common Stock, or a combination thereof. A SAR may be granted either independent of, or in conjunction with, any Stock Option. If granted in conjunction with a Stock Option, at the discretion of the Committee a SAR may either be surrendered (a) in lieu of the exercise of such Stock Option, (b) in conjunction with the exercise of such Stock Option, or (c) upon expiration of such Stock Option. The term of any SAR shall be established by the Committee, but in no event shall such term exceed ten years from the date of grant.

            Restricted Stock. The Committee may issue shares of the Company's Common Stock either as a stock bonus or at a purchase price of less than fair market value, subject to the restrictions or conditions specified by the Committee at the time of grant. In addition to any other restrictions or conditions that may be imposed on the Restricted Stock, shares of Restricted Stock may not be sold or disposed of for a period of six months after the date of grant. During the period of restriction, holders of Restricted Stock shall be entitled to receive all dividends and other distributions made in respect of such stock and to vote such stock without limitation.

            Performance Awards.  The Committee may grant Performance
Awards consisting of shares of the Company's Common Stock, monetary units payable in cash or a combination thereof. These grants would result in the issuance, without payment therefor, of Common Stock or the payment of cash upon the achievement of certain pre-established performance criteria (such as return on average total capital employed, earnings per share or return on shareholders' equity) during a specified performance period not to exceed five years. The participating employee would have no right to receive dividends on or to vote any shares subject to Performance Awards until the award is actually earned and the shares are issued.

            The Plan is to remain in effect until the Board terminates the Plan or September 1, 2002, whichever shall first occur. The Board, in its sole discretion may terminate the Plan at any time and from time to time may amend or modify the Plan; provided, however, that no such action of the Board may, without the approval of the shareholders of the Company, change the total number of shares which may be issued under the Plan and no amendments requiring shareholder approval in order to meet the requirements of Rule 16b-3 shall be effective unless such shareholder approval is obtained. No amendment, modification or termination of the Plan shall in any manner adversely affect any award theretofore granted under the Plan, without the consent of the participant affected thereby.

FEDERAL INCOME TAX CONSEQUENCES

            No income will be realized by a participating officer or employee on the grant of an incentive stock option or a non-qualified stock option or upon the award of Restricted Stock, and the Company will not be entitled to a deduction at such time. If a holder exercises an incentive stock option and does not dispose of the shares acquired within two years from the date of the grant, or within one year from the date of exercise of the option, no income will be realized by the holder at the time of exercise. The Company will not be entitled to a deduction by reason of the exercise.

            If a holder disposes of the shares acquired pursuant to an incentive stock option within two years from the date of grant of the option or within one year from the date of exercise of the option, the holder will realize ordinary income at the time of disposition which will equal the excess, if any, of the lesser of (a) the amount realized on the disposition, or (b) the fair market value of the shares on the date of exercise, over the holder's basis in the shares. The Company generally will be entitled to a deduction in an amount equal to such income in the year of the disqualifying disposition.

            Upon the exercise of a non-qualified option, the excess, if any, of the fair market value of the stock on the date of exercise over the purchase price is ordinary income to the holder as of the date of exercise. The Company generally will be entitled to a deduction equal to such excess amount in the year of exercise.

            Subject to a voluntary election by the holder under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), a holder will realize income as a result of the award of Restricted Stock at the time the restrictions expire on such shares. An election pursuant to Section 83(b) of the Code would have the effect of causing the holder to realize income in the year in which such award was granted. The amount of income realized will be the difference between the fair market value of the shares on the date such restrictions expire (or on the date of issuance of the shares, in the event of a Section 83(b) election) over the purchase price, if any, of such shares. The Company generally will be entitled to a deduction equal to the income realized in the year in which the holder is required to report such income.

            An employee will realize income as a result of a Performance Award at the time the award is issued or paid. The amount of income realized by the participant will be equal to the fair market value of the shares on the date of issuance, in the case of a stock award, and to the amount of the cash paid, in the event of a cash award. The Company will be entitled to a corresponding deduction equal to the income realized in the year of such issuance or payment.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
PROPOSED AMENDMENT TO THE PLAN, WHICH IS ITEM 3 ON THE PROXY CARD.

                               PERFORMANCE GRAPH

           The following Performance Graph compares the cumulative total shareholder return, including the reinvestment of dividends, on the Company's Common Stock with the cumulative return of the NASDAQ Industrial Index for the period beginning on the date of its initial public offering (November 6, 1992) to September 30, 1996.



                                    [GRAPH]




                  ASSUMES $100 INVESTED ON NOVEMBER 6, 1992 IN
                      ZOLTEK COMPANIES, INC. COMMON STOCK,
                        THE NASDAQ INDUSTRIAL INDEX AND
                             THE RUSSELL 2000 INDEX


                                 11/6/92    9/30/93    9/30/94    9/30/95     9/30/96
Zoltek Companies, Inc.           100.000    168.754    281.257    618.765    2850.071
NASDAQ Industrial Index          100.000    115.450    114.798    159.997     186.648
The Russell 2000 Index           100.000    127.313    130.644    161.214     182.388



                              CERTAIN TRANSACTIONS

            Mr. Bealke, who is a Director of the Company, also is Vice Chairman of Southwest Bank of St. Louis ("Southwest Bank") which is the Company's bank lender. As of September 30, 1996, the Company's borrowings from Southwest Bank aggregated $1.8 million. During the fiscal year ended September 30, 1996, the Company's interest payments to Southwest Bank aggregated $190,416.

            The Company believes that all of the transactions set forth above were made on terms not less favorable to the Company than would have been obtained from unaffiliated third parties. All future transactions (including loans) between the Company and its officers, directors, principal shareholders and affiliates, are required to be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors and must be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                            APPOINTMENT OF AUDITORS

            Price Waterhouse LLP served as the Company's independent accountants for fiscal 1996. The Board of Directors anticipates that representatives of Price Waterhouse LLP will be present at the Annual Meeting of Shareholders to respond to appropriate questions and to make a statement if they desire. The Board of Directors has not yet appointed independent accountants to be the Company's auditors for fiscal 1997. The Company expects that the Company's auditors for fiscal 1997 will be appointed by the end of the second quarter of fiscal 1997.


                           PROPOSALS OF SHAREHOLDERS

            Under applicable regulations of the Securities and Exchange Commission, all proposals of shareholders to be considered for inclusion in the proxy statement for, and to be considered at, the 1997 Annual Meeting of Shareholders must be received at the offices of the Company, c/o Daniel D. Greenwell, Chief Financial Officer and Corporate Secretary, 3101 McKelvey Road, St. Louis, Missouri 63044 by not later than September 11, 1997. The Company's By-Laws also prescribe certain time limitations and procedures regarding prior written notice to the Company by shareholders, which limitations and procedures must be complied with for proposals of shareholders to be included in the Company's proxy statement for, and to be considered at, such annual meeting. Any shareholder who wishes to make such a proposal should request a copy of the applicable provisions of the Company's By-Laws from the Secretary of the Company.


                                 OTHER MATTERS

            As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the Annual Meeting, other than those specifically referred to herein. If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named on the Proxy Card to vote the shares represented thereby in accordance with their judgment as to the best interest of the Company on such matters.

                                    ZSOLT RUMY
                                    Chairman of the Board, President
                                      and Chief Executive Officer



January 9, 1997

                                                                    APPENDIX A


           RESOLUTION TO AMEND THE RESTATED ARTICLES OF INCORPORATION
                                       OF
                             ZOLTEK COMPANIES, INC.

      The following amendment to the Restated Articles of Incorporation of Zoltek Companies, Inc. (the "Company") shall be put to a vote of the shareholders of the Company at the Annual Meeting of Shareholders to be held February 7, 1996.

      RESOLVED, that Article 4.1 of the Restated Articles of Incorporation of the Company shall be amended to increase the aggregate number of shares of Common Stock, $.01 par value per share, of the Company authorized for issuance from 20,000,000 to 50,000,000, by deleting Article 4.1 in its entirety and including the following:

            4.1  The corporation shall have authority to issue the following shares:

      (1) Fifty Million (50,000,000) shares shall be common stock having a par value of $.01 per share ("Common Stock"); and

      (2) One Million (1,000,000) shares shall be preferred stock having a par value of $.01 per share ("Preferred Stock").

            (a) The Board of Directors, by adoption of an authorizing resolution, may cause Preferred Stock to be issued from time to time in one or more series.

            (b) The Board of Directors, by adoption of an authorizing resolution, may with regard to the shares of any series of Preferred Stock:

                  (i)    Fix the distinctive serial designation of the shares;

                  (ii)   Fix the dividend rate, if any;

                  (iii) Fix the date from which dividends on shares issued before the date for payment of the first dividend shall be cumulative, if any;

                  (iv) Fix the redemption price and terms of redemption, if any;

                  (v) Fix the amounts payable per share in the event of dissolution or liquidation of the Corporation, if any;

                  (vi) Fix the terms and amounts of any sinking fund to be used for the purchase or redemption of shares, if any;

                  (vii) Fix the terms and conditions under which the shares may be converted, if any;

                  (viii) Provide whether such shares shall be non voting, or shall have full or limited voting rights, and the rights, if any, of such shares to vote as a class on some or all matters on which such shares may be entitled to vote; and

                  (ix) Fix such other preferences, qualifications, limitations, restrictions and special or relative rights not required by law.

                                                        APPENDIX B
                                                        ----------


                        ZOLTEK COMPANIES, INC.

                        LONG TERM INCENTIVE PLAN
                      (AS PROPOSED TO BE AMENDED)


                SECTION 1.  ESTABLISHMENT AND PURPOSE.

     Zoltek Companies, Inc. hereby establishes a long term incentive plan to be named the Zoltek Companies, Inc. Long Term Incentive Plan, for certain employees of the Company and its subsidiaries. This Plan was amended by action of the Board of Directors and the shareholders of the Company effective as of February 7, 1996. The purpose of this Plan is to encourage certain employees of the Company, and of such subsidiaries of the Company as the Committee administering the Plan designates, to acquire Common Stock of the Company or to receive monetary payments based on the value of such stock or based upon achieving certain goals on a basis mutually advantageous to such employees and the Company and thus provide an incentive for continuation of the efforts of employees for the success of the Company and for continuity of employment.


                       SECTION 2.  DEFINITIONS.

     Whenever used herein, the following terms shall have the respective meanings set forth below:

     (a) AWARD means any Stock Option, Stock Appreciation Right, Restricted Stock, or Performance Award granted under the Plan.

     (b) AWARD AGREEMENT means the written agreement evidencing an award under the Plan, which shall be executed by the Company and the Participant.

     (c) BASE PRICE means, in the case of an Option or a Stock Appreciation Right, a price fixed by the Committee, which shall not be less than 100% of the par value of a share of Stock on the date of grant of such Option or SAR.

     (d)   BOARD means the Board of Directors of the Company.

     (e)   CHANGE OF CONTROL is as defined in Section 18.

     (f) CODE means the Internal Revenue Code of 1986, as amended and in effect from time to time.

     (g)   COMMITTEE means those members of the Compensation
           Committee of the Board, each of whom is both (i) qualified to administer the Plan as contemplated by Rule 16b-3 and (ii) an "outside director" as contemplated by
           Section 162(m) of the Code.

     (h) COMPANY means Zoltek Companies, Inc., a Missouri corporation.

     (i) DISABILITY means permanent and total disability as defined in Section 22(e)(3) of the Code, as determined by the Committee in good faith, upon receipt of and in reliance on sufficient competent medical advice.

     (j) EMPLOYEE means a salaried employee (including officers and directors who are also employees) of any member of the Group.

     (k) EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

     (l) FAIR MARKET VALUE means, for any particular date, (i) for any period during which the Stock shall not be listed for trading on a national securities exchange, but when prices for the Stock shall be reported by the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the last transaction price per share as quoted by National Market System of NASDAQ, (ii) for any period during which the Stock shall not be listed for trading or a national securities exchange or its price reported by the National Market System of NASDAQ, but when prices for the Stock shall be reported by NASDAQ, the closing bid price as reported by the NASDAQ, (iii) for any period during which the Stock shall be listed for trading on a national securities exchange, the closing price per share of Stock on such exchange as of the close of such trading day or (iv) the market price per share of Stock as determined by a nationally recognized investment banking firm selected by the Board of Directors in the event neither (i), (ii) or (iii) above shall be applicable. If Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Market Price on the preceding day when the markets were open.

     (m) GROUP means the Company and every Subsidiary of the Company.

     (n) OPTION means the right to purchase Stock at the Base Price for a specified period of time. For purposes of the Plan, an Option may be an INCENTIVE STOCK OPTION within the meaning of Section 422 of the Code, a NONSTATUTORY STOCK OPTION, or any other type of option encompassed by the Code.

     (o) PARTICIPANT means any Employee designated by the Committee to participate in the Plan.

     (p) PERFORMANCE AWARD means a right to receive a payment equal to the value of a unit or other measure as determined by the Committee based on performance during a Performance Period.

     (q) PERFORMANCE PERIOD means a period of not more than ten years established by the Committee during which certain performance goals set by the Committee are to be met.

     (r) PERIOD OF RESTRICTION means the period during which a grant of shares of Restricted Stock is restricted pursuant to Section 11 of the Plan.

     (s) PERMITTED TRANSFEREE means either (i) the spouse, children or grandchildren of a Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or
           (iii) a partnership in which such Immediate Family Members are the only partners.

     (t) REPORTING PERSON means a person subject to Section 16 of the Securities Exchange Act of 1934, as amended.

     (u) RESTRICTED STOCK means Stock granted pursuant to Section 11 of the Plan, but a share of such Stock shall cease to be Restricted Stock when the conditions to and limitations on transferability under Section 11 have been satisfied or have expired, respectively.

     (v) RETIREMENT (including NORMAL, EARLY, and DISABILITY Retirement) means termination of employment with eligibility for normal, early or disability retirement benefits under the terms of the Zoltek Companies, Inc. Profit Sharing Plan, as amended and in effect at the time of such termination of employment.

     (w)   RULE 16b-3 means Rule 16b-3 promulgated by the
           Securities and Exchange Commission pursuant to the Exchange Act, or any successor regulation.

     (x) STOCK means the Common Stock of the Company, $.01 par value per share.

     (y) STOCK APPRECIATION RIGHT or SAR means the right to receive a payment from the Company equal to the excess of the Fair Market Value of a share of Stock at the date of exercise over the Base Price. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the Base Price shall be the Option exercise price.

     (z)   SUBSIDIARY means a subsidiary corporation as defined in
           Section 425 of the Code.

     (aa) TAXABLE EVENT means an event requiring Federal, state or local tax to be withheld with respect to an Award hereunder, including but not limited to the exercise of Nonqualified Stock Options or SARs, the ending of a Period of Restriction with respect to Restricted Stock, the making by a Participant of an election under Section 83(b) of the Code, or any of the foregoing with respect to a Performance Award.


                      SECTION 3.  ADMINISTRATION.

     The Plan will be administered by the Committee. The determinations of the Committee shall be made in accordance with their judgment as to the best interests of the Company and its stockholders and in accordance with the purpose of the Plan. Notwithstanding the foregoing, the Committee may delegate to executive officers, administration of the Plan solely as it relates to Participants who are not Reporting Persons. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, by a writing signed by a majority of the Committee members. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever.


    SECTION 4.  SHARES RESERVED UNDER THE PLAN; LIMITS ON AWARDS TO
PARTICIPANTS.

     There is hereby reserved for issuance under the Plan an aggregate of 1,500,000 shares of Stock, which may be authorized but unissued or treasury shares. Stock underlying outstanding options or Performance Awards will be counted against the Plan maximum while such options or awards are outstanding. Calculations of the number of shares remaining available for issuance under the Plan shall be by those methods permissible under Rule 16b-3 which result in the greatest number of shares remaining available for issuance. In accordance with the requirements under Section 162(m) of the Code, no Participant shall receive a grant of Awards with respect to more than 300,000 shares of Stock in any year.

                       SECTION 5.  PARTICIPANTS.

     Participants will consist of such officers and key employees of the Company or any designated subsidiary as the Committee in its sole discretion determines have a major impact on the success and future growth and profitability of the Company. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or to receive the same type or amount of Award as granted to the Participant in any other year or as granted to any other Participant in any year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.


                     SECTION 6.  TYPES OF AWARDS.

     The following Awards may be granted under the Plan:
(a) Incentive Stock Options; (b) Nonqualified Stock Options;
(c) Stock Appreciation Rights; (d) Restricted Stock; and
(e) Performance Awards; all as described below. Except as specifically limited herein, the Committee shall have complete discretion in determining the type and number of Awards to be granted to any Participant, and the terms and conditions which attach to each Award, which terms and conditions need not be uniform as between different Participants. All Awards shall be in writing.


                    SECTION 7.  GRANTING OF AWARDS.

     All Awards granted under the Plan shall be granted as of an Award Date. Within ten business days after each Award Date, the Company shall notify the Participant of the grant of the Award, and shall hand deliver or mail to the Participant an Award Agreement and a Confidentiality Agreement, duly executed by and on behalf of the Company, with the request that the Participant execute the Agreements within 30 days after the date of mailing or delivery by the Company of the Agreements to the Participant. If the Participant shall fail to execute and deliver to the Company the written Award Agreement and Confidentiality Agreement within said 30-day period, his or her Award shall be automatically terminated.


                 SECTION 8.  INCENTIVE STOCK OPTIONS.

     Incentive Stock Options shall consist of options to purchase shares of Stock at purchase prices not less than 100% of the fair market value of the shares on the date the option is granted. Said purchase price may be paid by check or, in the discretion of the Committee, by the delivery of shares of Stock then owned by the Participant, provided such shares have been held by such Participant or Permitted Transferee, as the case may be, for longer than six months. Incentive Stock Options will be exercisable not later than ten years after the date they are granted and will terminate not later than three months after termination of employment for any reason other than death or Disability. In the event termination of employment occurs as a result of death or Disability, such an option will be exercisable for 12 months after such termination. If the optionee dies within 12 months after termination of employment by reason of Disability, then the period of exercise following death shall be the remainder of the 12-month period, or three months, whichever is longer. If the optionee dies within three months after termination of employment for any other reason, then the period of exercise following death shall be three months. However, in no event shall any Incentive Stock Option be exercised more than ten years after its grant. Leaves of absence granted by the Company for military service, illness, and transfers of employment between the Company and any subsidiary thereof shall not constitute termination of employment. The aggregate Fair Market Value (determined as of the time an option is granted) of the stock with respect to which an Incentive Stock Option is exercisable for the first time during any calendar year (under all option plans of the Company and its subsidiary corporations) shall not exceed $100,000.


                SECTION 9.  NONQUALIFIED STOCK OPTIONS.

     Nonqualified Stock Options shall consist of nonqualified stock options to purchase shares of Stock at purchase prices not less than 85% of the fair market value of the shares on the date the option is granted. Said purchase price may be paid by check or, in the discretion of the Committee, by the delivery of shares of Stock then owned by the Participant, provided such shares have been held by such Participant for longer than six months. Nonqualified Stock Options will be exercisable not earlier than six months and not later than ten years after the date they are granted and will terminate not later than three months after termination of employment for any reason other than death, Retirement or Disability. In the event termination of employment occurs as a result of death, Retirement or Disability, such an option will be exercisable for 12 months after such termination. If the optionee dies within 12 months after termination of employment by Retirement or Disability, then the period of exercise following death shall be three months. However, in no event shall any option be exercised more than ten years after its grant. Leaves of absence granted by the Company for military service, illness, and transfers of employment between the Company and any subsidiary thereof shall not constitute termination of employment. The Committee shall have the right to determine at the time the option is granted whether shares issued upon exercise of a Nonqualified Stock Option shall be subject to restrictions, and if so, the nature of the restrictions.


                SECTION 10.  STOCK APPRECIATION RIGHTS.

     Stock Appreciation Rights may be granted which, at the discretion of the Committee, may be surrendered (1) in lieu of exercise of an Option, (2) in conjunction with the exercise of an Option, (3) upon lapse of an Option, (4) independent of an Option, or (5) each of the above in connection with a previously awarded Option under the Plan. If the Option referred to in (1), (2), or
(3) above qualified as an Incentive Stock Option pursuant to
Section 422 of the Code, the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. At the time of grant, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon surrender of a SAR, and may impose such conditions on surrender of a SAR (including, without limitation, the right of the Committee to limit the time of surrender to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule), under the Exchange Act. At the discretion of the Committee, payment for SARs may be made in cash or Stock, or in a combination thereof. If SARs are exercised for cash, shares of Stock equal to the number of SARs exercised shall be restored to the number of shares available for issuance under the Plan. The following will apply upon surrender of a SAR:

     (a)   Surrender of SARs in Lieu of Exercise of Options.
           ------------------------------------------------
           SARs surrenderable in lieu of Options may be surrendered for all or part of the shares of Stock subject to the related Option upon the surrender of the right to exercise an equivalent number of Options. A SAR may be surrendered only with respect to the shares of Stock for which its related Option is then exercisable.

     (b)   Surrender of SARs in Conjunction with Exercise of
           -------------------------------------------------
           Options.  SARs surrenderable in conjunction with the
           -------
           exercise of Options shall be deemed to be surrendered upon the exercise of the related Options.

     (c)   Surrender of SARs Upon Lapse of Options.  SARs
           ---------------------------------------
           surrenderable upon lapse of Options shall be deemed to have been surrendered upon the lapse of the related
           Options as to the number of shares of Stock subject to the Options.

     (d)   Surrender of SARs Independent of Options.  SARs
           ----------------------------------------
           surrenderable independent of Options may be surrendered upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs.


                    SECTION 11.  RESTRICTED STOCK.

     Restricted Stock shall consist of Stock issued or transferred under the Plan (other than upon exercise of Stock Options or as Performance Awards) at any purchase price less than the Fair Market Value thereof on the date of issuance or transfer, or as a bonus. In the case of any Restricted Stock:

        (a) The purchase price, if any, will be determined by the Committee.

        (b) Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof; (ii) rights of the Company to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon termination of the employee's employment within specified periods, (iii) representation by the employee that he or she intends to acquire Restricted Stock for investment and not for resale, and (iv) such other restrictions, conditions and terms as the Committee deems appropriate.

        (c) The Participant shall be entitled to all dividends paid with respect to Restricted Stock during the Period of Restriction and shall not be required to return any such dividends to the Company in the event of the forfeiture of the Restricted Stock.

        (d) The Participant shall be entitled to vote the Restricted Stock during the Period of Restriction.

        (e) The Committee shall determine whether Restricted Stock is to be delivered to the Participant with an appropriate legend imprinted on the certificate or if the shares are to be deposited in escrow pending removal of the restrictions.


                   SECTION 12.  PERFORMANCE AWARDS.

     Performance Awards shall consist of Stock, monetary units or some combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Committee are achieved during the Performance Period. The goals established by the Committee may include return on average total capital employed, earnings per share, return on stockholders' equity and such other goals as may be established by the Committee. In the event the minimum Corporate goal is not achieved at the conclusion of the Performance Period, no payment shall be made to the Participant. Actual payment of the award earned shall be in cash or in Stock or in a combination of both, in a single sum or in periodic installments, all as the Committee in its sole discretion determines. If Stock is used, the Participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued. If an Award is paid in cash but the number of shares available for issuance under the Plan had previously been reduced to account for such Award, a number of shares equal to the amount of the reduction shall be restored to the number of shares remaining available for issuance.

                  SECTION 13.  ADJUSTMENT PROVISIONS.

        (a) If the Company shall at any time change the number of issued shares of Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan, the number of shares which may be granted in the form of Restricted Stock or Performance Awards, the maximum number of shares available to a particular Participant, and the number of shares covered by each outstanding Award, shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such Award shall not be changed. Awards may also contain provisions for their continuation or for other equitable adjustments after changes in the Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

        (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.


                   SECTION 14.  NONTRANSFERABILITY.

     Each Award granted under the Plan to a Participant shall not be transferable otherwise than by will or the laws of descent and distribution; provided, however, a Participant may, in his or her sole discretion, transfer all or a portion of a nonqualified stock option granted to such Participant to a Permitted Transferee, provided that (i) there may be no consideration paid for any such transfer, (ii) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 14 or such proposed transfer must be approved by the Committee, (iii) subsequent transfers of transferred nonqualified stock options shall be prohibited except those (x) by will or the laws of descent and distribution or (y) to any other Permitted Transferee of the Participant, and (iv) the Participant shall remain subject to withholding taxes upon exercise of the nonqualified stock option by a Permitted Transferee. Following transfer, any such nonqualified stock option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The Company shall have no obligation to provide a Permitted Transferee with notice of the early termination of a nonqualified stock option. Awards granted under this Plan to a Participant shall be exercisable, during the Participant's lifetime, only by the Participant or a Permitted Transferee, as the case may be. In the event of the death of a Participant, exercise or payment shall be made only:

        (a) By or to the Permitted Transferee, the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the Award shall pass by will or the laws of descent and distribution; and

        (b) To the extent that the deceased Participant or a Permitted Transferee, as the case may be, was entitled thereto at the date of the Participant's death.


                          SECTION 15.  TAXES.

     The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance of the Taxable Event as practicable, and the Company may defer making payment or delivery as to any Award, if any such tax is payable, until indemnified to its satisfaction. The person entitled to any such delivery may, by notice to the Company at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable (a "Stock Withholding Election"), such reduction to be calculated based on a closing market price on the date of such Taxable Event. Reporting Persons may make a Stock Withholding Election only in accordance with the least restrictive methods then permitted under Rule 16b-3.


                 SECTION 16.  NO RIGHT TO EMPLOYMENT.

     A Participant's right, if any, to continue to serve the Company and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan.



           SECTION 17.  DURATION, AMENDMENT AND TERMINATION.

     No Award shall be granted more than ten years after the date of adoption of this Plan; provided, however, that the terms and conditions applicable to any Award granted within such period may thereafter be amended or modified by mutual agreement between the Company and the Participant or such other person as may then have an interest therein. Also, by mutual agreement between the Company and a Participant hereunder, Stock Options or other Awards may be granted to such Participant in substitution and exchange for, and in cancellation of, any Awards previously granted such Participant under this Plan, provided that any such substitution shall be deemed a new award for purposes of calculating any applicable six-month holding periods. To the extent that any Stock Options or other Awards which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Committee, and to the extent that any such Stock Options or other Awards would so qualify within the terms of the Plan, the Committee shall have full and complete authority to grant Stock Options or other Awards that so qualify (including the authority to grant, simultaneously or otherwise, Stock Options or other Awards which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such Stock Option or other Awards under the Plan. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Award or change the terms and conditions thereof without the Participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Company increase the total number of shares which may be issued under the Plan. No amendments requiring shareholder approval in order to meet the requirements of Rule 16b-3 shall be effective unless such shareowner approval is obtained.

                    SECTION 18.  CHANGE OF CONTROL.

     Notwithstanding any other provision of this Plan, if the terms of an agreement under which the Committee has granted an Award under this Plan shall so provide, upon a Change of Control outstanding Awards shall become immediately and fully exercisable or payable according to the following terms:

        (a) Any outstanding and unexercised Option shall become immediately and fully exercisable, and shall remain exercisable until it would otherwise expire by reason of lapse of time.

        (b)  Any outstanding and unexercised Stock Appreciation
     Rights shall become exercisable as follows:

             (i) Any SAR described in subsections 10(a) or (b) shall continue to be treated as provided in those subsections, except that SARs exercised by Reporting Persons for cash shall have been either (i) approved by the Board or the Committee or (ii) held for six months prior to exercise.

             (ii) Any SAR described in subsection 10(c) shall be deemed to have been exercised if and when the Participant advises the Committee in writing that he or she elects to have Options with respect to which the SAR was granted treated as having lapsed, except that SARs exercised by Reporting Persons for cash shall have been either (i) approved by the Board or the Committee or (ii) held for six months prior to exercise.

             (iii) Any SAR described in subsection 10(d) shall be exercisable immediately, without regard to limitations imposed upon such exercise which are related to the passage of time, except that SARs exercised by Reporting Persons for cash shall have been either (i) approved by the Board or the Committee or (ii) held for six months prior to exercise.

        (c) Any Restricted Stock awarded pursuant to Section 11 shall become immediately and fully transferable, and the Committee shall be deemed to have exercised its discretion to waive any automatic forfeitures provided with respect to such Restricted Stock. Any shares held in escrow shall be delivered to the Participant, and the share certificates shall not contain the legend specified by subsection 11(e). Unless such award of Restricted Stock shall have been approved by either the Board or the Committee, Reporting Persons shall not dispose of any Restricted Stock until six (6) months following the date of grant of such Restricted Stock.

        (d) Any Performance Award granted pursuant to Section 12 which has not expired or been forfeited shall be deemed to have been earned on the assumption that all performance goals have been achieved to the fullest extent scheduled in the Award. All payments shall be made promptly in a lump sum, notwithstanding any other provision for installment or deferred payment prescribed in the Award.

        (e) For purposes of this Plan, Change of Control shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act; provided that, for purposes of this Plan, a Change in Control shall be deemed to have occurred if (i) any Person (other than the Company or Zsolt Rumy is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company which represent 20% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Company's shareholders, of each new director is approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period but excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; (iii) there is consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (iv) there is consummated any consolidation or merger of the Company in which the Company is the continuing or surviving corporation in which the holders of Common Stock immediately prior to the merger do not own seventy percent (70%) or more of the stock of the surviving corporation immediately after the merger; (v) there is consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or (vi) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.


                 SECTION 19.  MISCELLANEOUS PROVISIONS

     (a)     Naming of Beneficiaries.  In connection with an
             -----------------------
Award, a Participant may name one or more beneficiaries to receive the Participant's benefits, to the extent permissible pursuant to the various provisions of the Plan, in the event of the death of the Participant.

     (b)     Successors.  All obligations of the Company under
             ----------
the Plan with respect to Awards issued hereunder shall be binding on any successor to the Company.

     (c)     Governing Law.  The Plan, and all agreements under
             -------------
the Plan, shall be construed in accordance with, and governed by, the internal laws of the State of Missouri, without reference to applicable conflict of laws provisions.


                  SECTION 20.  SHAREHOLDER APPROVAL.

     The Plan was originally approved by the sole shareholder of the Company as of July 31, 1992. The Plan shall be effective as of such date. The first amendment to the Plan was adopted by the Board of Directors in November 1996 effective and was submitted for approval by the shareholders of the Company at the 1997 Annual Meeting of Shareholders held February 7, 1996.

                             ZOLTEK COMPANIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned hereby appoints Zsolt Rumy and Daniel D. Greenwell, and each of them, with or without the other, proxies, with full power of substitution to vote, as designated below, all shares of stock that the signatory hereof is entitled to vote at the Annual Meeting of Shareholders of Zoltek Companies, Inc. to be held at the St. Louis Marriott West Hotel, 660 Maryville Centre Drive, St. Louis, Missouri, on Friday, February 7, 1997, at 10:00 A.M., local time, and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

1. ELECTION OF CLASS I DIRECTORS

   / / FOR all nominees listed below        / /   WITHHOLD AUTHORITY
       (except as written to the                  to vote for nominees as
       contrary below)                            listed below

                         JOHN L. KARDOS and LINN BEALKE

    (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)


--------------------------------------------------------------------------------

2. PROPOSAL TO AMEND THE ZOLTEK COMPANIES, INC. RESTATED ARTICLES OF
   INCORPORATION

   Proposal to amend Article IV of the Zoltek Companies, Inc. Restated Articles of Incorporation to increase the authorized number of shares of Common Stock, $.01 par value, from 20,000,000 to 50,000,000.

   / / FOR             / /  AGAINST            / /   ABSTAIN

--------------------------------------------------------------------------------

3. PROPOSAL TO AMEND THE ZOLTEK COMPANIES, INC. 1992 LONG TERM INCENTIVE
   PLAN.

   / / FOR             / /  AGAINST            / /   ABSTAIN

--------------------------------------------------------------------------------

4. In their discretion upon any business which may properly come before the meeting.

   / / FOR             / /  AGAINST            / /   ABSTAIN

                                   [Reverse]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED, "FOR" THE ADOPTION OF THE PROPOSAL TO AMEND ARTICLE IV OF THE ZOLTEK COMPANIES, INC. RESTATED ARTICLES OF INCORPORATION AND "FOR" THE PROPOSAL TO AMEND THE ZOLTEK COMPANIES, INC. 1992 LONG TERM INCENTIVE PLAN.

Dated this ----- day of ----------------------------, 1997.

         PLEASE DATE, SIGN AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.



                                 -----------------------------------------------


                                 -----------------------------------------------
                                                     Signature

                                 Please date and sign in the exact name in which you own the Company's Common Stock. Executors, administrators, trustees and others acting in a representative or fiduciary capacity should so indicate when signing.

                                    APPENDIX


       Page 13 of the printed proxy contains a stock performance graph. The information contained in the graph is depicted in the table that immediately follows the graph.